Filed Pursuant to Rule 424(b)(3)

Registration No. 333-129784

PROSPECTUS

1,753,751 SHARES

MINES MANAGEMENT, INC.

COMMON STOCK

________________

The 1,753,751 shares of common stock, $.01 par value, offered hereby are being offered from time to time by certain Mines Management, Inc. shareholders which includes up to 737,084 shares of common stock issuable upon exercise of warrants.  See “Selling Shareholders.”  The price at which the selling shareholders may sell the shares will be determined by the prevailing market price for the shares, in negotiated transactions or otherwise as set forth herein.  See “Plan of Distribution.”  Mines Management, Inc. will not receive any proceeds from the sale of the shares by any of the selling shareholders.  We may, however, receive cash consideration in connection with the exercise of the warrants for cash.

Mines Management, Inc.’s common stock is listed on the American Stock Exchange under the symbol “MGN.”  On December 5, 2005, the last reported sales price of our common stock on the American Stock Exchange was $7.27 per share.

For a discussion of certain risks that should be considered by prospective investors, see “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is December 6, 2005

TABLE OF CONTENTS

Page

FORWARD-LOOKING STATEMENTS

2

PROSPECTUS SUMMARY

3

RISK FACTORS

4

SELLING SHAREHOLDERS

6

USE OF PROCEEDS

9

PLAN OF DISTRIBUTION

9

LEGAL MATTERS

10

EXPERTS

10

WHERE YOU CAN FIND MORE INFORMATION

10

As used in this prospectus, the terms “MMI,” “we,” “our,” “ours” and “us” may, depending on the context, refer to Mines Management, Inc. or to Mines Management, Inc.’s consolidated subsidiary or to both, taken as a whole.  When we refer to “shares” throughout this prospectus, we include all rights attaching to our shares of common stock under any shareholder rights plan then in effect.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference, contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  The use of any statements containing the words “development,” “intend,” “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “should” or similar expressions are intended to identify such statement.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, worldwide economic and political events affecting the supply of and demand for silver and copper, volatility in the market price for silver and copper, financial market conditions and the availability of financing on terms acceptable to Mines Management, Inc., uncertainties associated with developing new mines, variations in ore grade and other characteristics affecting mining, crushing, milling and smelting and mineral recoveries, geological, technical, permitting, mining and processing problems, the availability, terms, conditions and timing of required governmental permits and approvals, uncertainty regarding future changes in applicable law or implementation of existing law, and the availability of experienced employees, and other risks and uncertainties set forth below under the caption “Risk Factors” and in our periodic report filings with the Securities and Exchange Commission (the “SEC”).

PROSPECTUS SUMMARY

This summary contains basic information about us and the resale of the shares being offered by the selling shareholders.  Because it is a summary, it does not contain all of the information that you should consider before investing.  You should read this entire prospectus carefully, including the section entitled “Risk Factors” and our financial statements and the related notes contained elsewhere or incorporated by reference in this prospectus, before making an investment decision.

The Company

Mines Management, Inc. is engaged in the business of acquiring and exploring mineral properties, primarily those containing silver and associated base and precious metals.  Mines Management, Inc. was incorporated under the laws of the State of Idaho on February 20, 1947.  We have a wholly owned subsidiary, Newhi, Inc., which was incorporated under the laws of the State of Washington on November 3, 1987.

Our principal mineral property interest is held by Newhi, Inc., and is referred to as the Montanore Project.  The Montanore Project is located in northwestern Montana, and between 1988 and 2002 was operated by Noranda Minerals Corporation (“Noranda”).  During that time the project received an approved Environmental Impact Statement and all of its primary environmental permits.  From 1988 to 2002 we held royalty rights to a portion of the deposit.  In 2002 Noranda announced that it was abandoning the project, and subsequently gave us quitclaim deeds to patented and unpatented mining claims that control the mineral rights, and all drilling core and intellectual property generated during its 14 years of geologic, environmental and engineering studies.

Our executive offices are located at 905 W. Riverside, Suite 311, Spokane, Washington 99201.  Our telephone number is (509) 838-6050.  Our Internet address is www.minesmangement.com. The information on our website is not incorporated by reference into this prospectus.

The Offering

We are registering an aggregate of 1,753,751 shares of common stock of Mines Management, Inc., including 737,084 shares of common stock issuable upon the exercise of five-year warrants, to be offered for sale by certain of our shareholders.

Certain of the selling shareholders purchased 1,016,667 shares of common stock and warrants to purchase 508,334 shares of common stock from Mines Management in a private placement completed on October 21, 2005. Warrants to purchase an additional 228,750 shares were granted to the placement agents in consideration of services rendered in connection with the private placement. We relied on Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder in connection with the private placement.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares by the selling shareholders.  We may, however, receive cash consideration in connection with the exercise of the warrants for cash.

RISK FACTORS

Our business, operations, and financial condition are subject to various risks.  We urge you to consider the following risk factors in addition to the other information contained in, or incorporated by reference into, this prospectus or any prospectus supplement.  If any of the following risks actually occur, our business, financial condition, results of operations or cash flows could be materially harmed.  In any such case, the trading price of our common stock could decline, and you could lose all, or a part, of your investment.

We have no recent history of production.

We have no recent history of producing silver or other metals.  The development of our Montanore Project will require the construction and operation of mines, processing plants, and related infrastructure.  As a result, we are subject to all of the risks associated with establishing a new mining operation and business enterprise.  There can be no assurance that we will successfully establish mining operations or profitability.

We have no proven or probable reserves.

We have no proven or probable reserves on any of our properties.  We are currently focused on our Montanore Project.  Substantial additional work, including delineation drilling, will be required in order to determine if any proven or probable reserves exist on our Montanore Project.  In the event commercial quantities of minerals are discovered, the Montanore Project might not be brought into commercial production.  The commercial viability of a mineral deposit once discovered is also dependent on a number of factors beyond our control, including particular attributes of the deposit such as size, grade and proximity to infrastructure, as well as metal prices.

The exploration of mineral properties is highly speculative in nature, involves substantial expenditures and is frequently non-productive.

Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

•

establish ore reserves through drilling and metallurgical and other testing techniques;

•

determine metal content and metallurgical recovery processes to extract metal from the ore; and

•

design and construct mining and processing facilities.

If we discover ore, it usually takes several years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production may change. As a result of these uncertainties, there can be no assurance that we will successfully acquire additional mineral rights, or that our exploration programs will result in new proven and probable reserves in sufficient quantities to justify commercial operations in any of our properties.

Our future success is subject to risks inherent in the mining industry.

Our future mining operations, if any, will be subject to all of the hazards and risks normally incident to developing and operating mining properties.  These risks include insufficient ore reserves, fluctuations in metal prices and in production costs that may make mining of reserves uneconomic; significant environmental and other regulatory restrictions; labor disputes; geological problems; failure of underground stopes and/or surface dams; force majeure events; and the risk of injury to persons, property or the environment.

Our future profitability will be affected by changes in the prices of metals.

If we establish reserves and complete a favorable feasibility study, our profitability and long-term viability depend, in large part, on the market price of silver and copper. The market prices for these metals are volatile and are affected by numerous factors beyond our control, including:

•

global or regional consumption patterns;

•

supply of, and demand for, silver and copper;

•

speculative activities;

•

expectations for inflation; and

•

political and economic conditions.

The aggregate effect of these factors on metals prices is impossible for us to predict. Decreases in metals prices have delayed, and could in the future adversely affect our ability to finance, the exploration and development of our properties, which would have a material adverse effect on our financial condition and results of operations and cash flows. There can be no assurance that metals prices will not decline.  During the five-year period ended December 31, 2004, the high and low settlement prices for silver and copper were $8.29 and $3.34 per ounce and $1.54 and $0.60 per pound, respectively.

We may not be able to obtain permits required for development of the Montanore Project.

In the ordinary course of business, mining companies are required to seek governmental permits for expansion of existing operations or for the commencement of new operations. We will be required to reactivate numerous permits for its Montanore Project. Obtaining the necessary governmental permits is a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings. Obtaining required permits for Montanore Project may be more difficult due to its location within the Cabinet Wilderness Area.  The duration and success of our efforts to obtain permits are contingent upon many variables not within our control. Obtaining environmental protection permits, including the approval of reclamation plans, may increase costs and cause delays depending on the nature of the activity to be permitted and the interpretation of applicable requirements implemented by the permitting authority.  There can be no assurance that all necessary permits will be obtained and, if obtained, that the costs involved will not exceed those that had been previously estimated.  It is possible that the costs and delays associated with the compliance with such standards and regulations could become such that we would not proceed with the development or operation of a mine or mines.

Changes in mining and environmental laws could increase costs and impair our ability to develop its properties.

From time to time the U.S. Congress may consider revisions in its mining and environmental laws. It remains unclear to what extent any such new legislation may affect existing mining claims or operations.  The effect of any such revisions on our operations cannot be determined conclusively until such revision is enacted; however, such legislation could materially increase costs on properties located on federal lands, and such revision could also impair our ability to develop its mineral projects.

We are subject to environmental risks.

Mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production.  Insurance against environmental risk (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) is not generally available to us (or to other companies in the minerals industry) at a reasonable price.  To the extent that we become subject to environmental liabilities, the satisfaction of any such liabilities would reduce funds otherwise available to us and could have a material adverse effect on us.  Laws and regulations intended to ensure the protection of the environment are constantly changing, and are generally becoming more restrictive.

The title to some of our properties may be uncertain or defective.

Although the Montanore deposit is held by patented mining claims, a significant portion of our holdings consist of unpatented lode and mill site claims.  The validity of unpatented mining claims is often uncertain, and such validity is always subject to contest.  Unpatented mining claims are unique property interests and are generally considered subject to greater title risk than patented mining claims, or real property interests that are owned in fee simple.  We have not filed a patent application for any of unpatented claims that are located on federal public lands in the United States and, under possible future legislation to change the General Mining Law, patents may be hard to obtain.  Although we have attempted to acquire satisfactory title to its undeveloped properties, we do not generally obtain title opinions until financing is sought to develop a property, with the attendant risk that title to some properties, particularly title to undeveloped properties, may be defective.

In recent years, the U.S. Congress has considered a number of proposed amendments to the General Mining Law.  Although no such legislation has been adopted to date, there can be no assurance that such legislation will not be adopted in the future.  If ever adopted, such legislation could, among other things, impose royalties on metal production from unpatented mining claims located on federal lands or impose fees on production from patented mining claims.  Further, it could have an adverse impact on earnings from our operation, could reduce estimates of our reserves and could curtail our future exploration and development activity on federal lands or patented claims.

While we have no reason to believe that the existence and extent of any or our properties are in doubt, title to mining properties are subject to potential claims by third parties claiming an interest in them.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

We are in the process of documenting and testing our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent auditors regarding our assessments.  During the course of our testing we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Failure to achieve and maintain an effective internal control environment could have a material adverse effect on our stock price.

SELLING SHAREHOLDERS

We are registering for resale shares of our common stock that have been issued or sold to the selling shareholders identified below or that may be issued upon exercise of the warrants held by certain of the selling shareholders.

The following table sets forth certain information regarding the beneficial ownership, as of October 21, 2005, by each of the selling shareholders.  As of the date of this prospectus, we do not anticipate adding additional selling shareholders at a later time.  We are not aware of any unidentified selling shareholders.  The information in the table below is based upon information provided to us by the selling shareholders.  Except as otherwise disclosed below, none of the selling shareholders has or within the past three years has had, any position, office or other material relationship with us.  Except as disclosed below, none of the selling shareholders owns any common stock other than the offered shares nor will own any common stock if they sell all of their offered shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.  Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the offered shares.

Selling shareholders who are identified as broker-dealers or affiliated with broker-dealers (a) acquired their respective offered shares for their own account in the ordinary course of business, and (b) at the time of the acquisition of their respective offered shares, the selling shareholders had no agreements or understandings, directly or indirectly, with any person to distribute the offered shares.

Name	Number of Shares Beneficially Owned Prior to this Offering(1)	Shares Offered in this Offering	Shares Beneficially Owned After this Offering
			Number(2)	Percent of Outstanding
Alexandra Global Master Fund Ltd. (3)	625,000	375,000	250,000	2.0%
Cranshire Capital L.P. (4)	87,500	75,000	12,500	*
DKR Soundshore Oasis Holding Fund Ltd. (5)	62,500	62,500	0	--
Gryphon Master Fund, L.P. (6)	300,000	300,000	0	--
GSSF Master Fund LP (7)	150,000	150,000	0	--
Iroquois Master Fund Ltd. (8)	87,500	87,500	0	--
Nite Capital LP (9)	150,000	150,000	0	--
Omicron Master Trust (10)	77,501	62,501	15,000	*
SDS Capital Group SPC, Ltd. (11)	75,000	75,000	0	--
Whalehaven Capital Fund Limited (12)	187,500	187,500	0	--
William Corbett (13) (14)	62,150	50,675	11,475	*
Howard Davis (15)	10,000	10,000	0	--
Scott R. Griffith (16)	23,250	23,250	0	--
Michael Jacks (13) (17)	113,600	52,175	61,425	*
Jesse B. Shelmire IV (18)	23,250	23,250	0	--
Gary Shemano (13) (19)	143,650	69,400	74,250	*
Total		1,753,751

_______________________

*

Less than 1%.

(1)

The shares of common stock owned prior to the offering equals the sum of (a) shares of common stock and (b) shares of common stock issuable upon exercise of warrants.

(2)

For purposes of calculating shares beneficially owned after this offering, it is assumed that the offered shares have been sold pursuant to this offering. The selling shareholders may have sold, transferred or otherwise disposed of all or a portion of their offered shares since the date on which they provided information regarding their securities in transactions exempt from the registration requirements of the Securities Act.

(3)

Offered shares include 250,000 shares and warrants to purchase 125,000 shares of common stock. Alexandra Investment Management, LLC, a Delaware limited liability company (“Alexandra”), serves as investment adviser to Alexandra Global Master Fund Ltd., a British Virgin Islands company (“Master Fund”). By reason of such relationship, Alexandra may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Master Fund. Alexandra disclaims beneficial ownership of such shares of common stock. Messrs. Mikhail A. Filimonov (“Filimonov”) and Dimitri Sogoloff (“Sogoloff”) are managing members of Alexandra. By reason of such relationships, Filimonov and Sogoloff may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Master Fund. Filimonov and Sogoloff disclaim beneficial ownership of such shares of common stock.

(4)

Offered shares include 50,000 shares and warrants to purchase 25,000 shares of common stock. The selling shareholder has identified Mitchell P. Kopin, President of Downsview Capital, Inc., the general partner of Cranshire Capital L.P., as a natural person with sole voting and dispositive power over the shares.

(5)

Offered shares include 41,667 shares and warrants to purchase 20,833 shares of common stock. The selling shareholder has identified Seth Fischer, managing member of Oasis Management Holdings LLC, one of the general partners of the selling shareholder’s investment manager, as a natural person with sole voting and dispositive control over the shares.  Mr. Fischer disclaims beneficial ownership of the shares.

(6)

Offered shares include 200,000 shares and warrants to purchase 100,000 shares of common stock. The selling shareholder has identified E.B. Lyon IV as a natural person with sole voting and dispositive power over the shares.

(7)

Offered shares include 100,000 shares and warrants to purchase 50,000 shares of common stock. The selling shareholder has identified Tom C. Davis as a natural person with sole voting and dispositive power over the shares.

(8)

Offered shares include 58,333 shares and warrants to purchase 29,167 shares of common stock. The selling shareholder has identified Joshua Silverman as a natural person with sole voting and dispositive power over the shares.

(9)

Offered shares include 100,000 shares and warrants to purchase 50,000 shares of common stock. The selling shareholder has identified Keith Goodman as a natural person with sole voting and dispositive control over the shares.

(10)

Offered shares include 41,667 shares and warrants to purchase 35,834 shares of common stock. Omicron Capital, L.P., a Delaware limited partnership (“Omicron Capital”), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda (“Omicron”); Omicron Capital, Inc., a Delaware corporation (“OCI”), serves as general partner of Omicron Capital; and Winchester Global Trust Company Limited (“Winchester”) serves as the trustee of Omicron.  By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron.  Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock.  Omicron Capital has delegated authority from the board of directors of Winchester regarding the portfolio management decisions with respect to the shares of common stock owned by Omicron and, as of October 21, 2005, Mr. Olivier H. Morali and Mr. Bruce T. Bernstein, officers of OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions of Omicron Capital with respect to the shares of common stock owned by Omicron.  By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of our common stock owned by Omicron.  Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority.  No other person has sole or shared voting or dispositive power with respect to the shares of our common stock being offered by Omicron, as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended.  Omicron and Winchester are not “affiliates” of one another, as that term is used for purposes of the Securities Exchange Act of 1934, as amended, or of any other person named in this prospectus as a selling stockholder.  No person or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC’s Regulation 13D-G) controls Omicron and Winchester.

(11)

Offered shares include 50,000 shares and warrants to purchase 25,000 shares of common stock. The selling shareholder has identified Steve Derby, managing member of SDS Management, LLC, the selling shareholder’s investment manager, as a natural person with sole voting and dispositive control over the shares.

(12)

Offered shares include 125,000 shares and warrants to purchase 62,500 shares of common stock. The selling shareholder has identified Evan Schemenauer, Arthur Jones and Jennifer Kelly as natural persons with voting and dispositive power over the shares.

(13)

The selling shareholder is a registered broker-dealer. To the extent a selling shareholder is a broker-dealer, it is deemed to be an “ underwriter” within the meaning of the Securities Act.

(14)

Offered shares include warrants to purchase 50,675 shares of common stock.

(15)

Offered shares include warrants to purchase 10,000 shares of common stock. The selling shareholder is an affiliate of a registered broker-dealer.

(16)

Offered shares include warrants to purchase 23,250 shares of common stock. The selling shareholder is an affiliate of a registered broker-dealer.

(17)

Offered shares include warrants to purchase 52,175 shares of common stock.

(18)

Offered shares include warrants to purchase 23,250 shares of common stock. The selling shareholder is an affiliate of a registered broker-dealer.

(19)

Offered shares include warrants to purchase 69,400 shares of common stock.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares by the selling shareholders.  All proceeds from the sale of the offered shares will be for the accounts of the selling shareholders.  We may, however, receive cash consideration in connection with the exercise of the warrants.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling shareholders. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

•

transactions on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;

•

in the over-the-counter market;

•

in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•

by pledge to secure or in payment of debt and other obligations;

•

through the writing of options, whether the options are listed on an options exchange or otherwise;

•

in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

•

through a combination of any of the above transactions.

The selling shareholders and their successors, including their transferees, pledgees or donees or their successors, may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

We entered into a registration rights agreement for the benefit of the selling shareholders to register the common stock under applicable federal and state securities laws. The registration rights agreement provides for cross-indemnification of the selling shareholders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the selling shareholders incident to the offering and sale of the common stock.

Each selling shareholder has been advised, and has acknowledged to us, that the Commission currently takes the position that coverage of short sales of shares of our common stock “against the box” made prior to the effective date of the registration statement of which this prospectus is a part with any security covered by this prospectus is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated June 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Accordingly, each selling shareholder has agreed (on behalf of itself or any person over which it has direct control) not to use any of the securities covered by this prospectus to cover any short sales, hedging or similar transactions with the same economic effect as a short sale, made prior to the effective date of the registration statement. In addition, each selling shareholder has agreed to comply with Regulation M under the federal securities laws.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Davis Graham & Stubbs LLP, Denver, Colorado.

EXPERTS

Our audited consolidated financial statements as of December 31, 2004 and 2003, included in our Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2004, incorporated by reference herein, have been audited by LeMaster and Daniels PLLC, an independent registered public accounting firm, to the extent and for the period set forth in their report, incorporated by reference herein, and are incorporated herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any of these documents at the SEC’s public reference room at 100 F Street

N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered part of this prospectus, and information that we file later with the SEC will automatically update and supersede, as applicable, the information in this prospectus.

The following documents, which were previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference:

•

our Annual Report on Form 10-KSB for the year ended December 31, 2004, as amended on Forms 10-KSB/A filed with the SEC on May 5, 2005 and June 14, 2005;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

•

our Current Reports on Form 8-K filed with the SEC on June 23, 2005, October 24, 2005 and November 4, 2005; and

•

the description of our common stock contained in our Registration Statement on Form 10-SB/A (SEC File No. 0-29786) filed with the SEC on February 11, 1999.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement.  Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.  Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or the documents incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

You may receive a copy of any of these filings, at no cost, by writing or calling Mines Management, Inc., 905 W. Riverside Avenue, Suite 311, Spokane, Washington 99201, telephone (509) 838-6050 and directed to the attention of Glenn M. Dobbs, President and Chief Executive Officer.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus.  We have authorized no one to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

MINES MANAGEMENT, INC.

COMMON STOCK

____________

PROSPECTUS

____________

December 6, 2005